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EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169542) and Form F-3 (No. 333-169541) of IFM Investments Limited of our report dated April 30, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, the People's Republic of China

April 30, 2012

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  EXHIBIT 15.2
Consent of Independent Registered Public Accounting Firm